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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Amendment No. 5 to Registration Statement (No. 333-86503) of deltathree.com, Inc. on Form S-1 of our report dated October 27, 1999 (except for Note 12A as to which the date is November 19, 1999), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



/s/ Brightman Almagor & Co.
Brightman Almagor & Co.
(A member firm of Deloitte Touche Tohmatsu)



Tel Aviv, Israel
November 22, 1999